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                                                                   EXHIBIT 10.12


                   STANDARD DEFERRED COMPENSATION AGREEMENT

    THIS AGREEMENT, is made the 21st day of November, 1995, at Lebanon, Tennessee, by and between Wynn's-Precision, Inc., a Delaware Corporation, hereinafter sometimes referred to as "Employer," and James Carroll, hereinafter sometimes referred to as "Employee."

                                W I T N E S S E T H :

    WHEREAS, Employer has offered to defer payment of a part of Employee's base salary to be paid in 1995 for services yet to be rendered; and

    WHEREAS, Employee desires to receive a part of said base salary in 1995, if earned, as deferred compensation; and

    WHEREAS, the parties hereto have agreed to certain terms and conditions in connection therewith and desire to reduce their agreement in writing;

    NOW, THEREFORE, for a valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.  AMOUNT
    Employer shall defer payment of, and Employee shall defer receipt of the base monthly salary paid to Employee for services rendered between December 1, 1995 and December 31, 1995 ("Deferred Compensation"). Said Deferred Compensation shall not bear interest from the date that said



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Deferred Compensation would otherwise be payable to Employee to the date of payment.

2.  DATE OF PAYMENT
    Payment of Deferred Compensation shall be made on January 5, 1996.

3.  METHOD OF PAYMENT
    On the due date specified in Paragraph 2, Employer agrees to pay to Employee by Employer check the total sum deferred in accordance with Paragraph 1, including principal and interest, payable in one lump sum, less any required withholdings.

4.  DEATH BENEFIT
    In the event that Employee shall die while employed by Employer, or while on an agreed leave of absence from said employment, then this Agreement shall be terminated, and Employer shall pay to the person(s) designated by Employee, the total amount of Deferred Compensation hereunder, payable in one (1) installment, commencing no later than sixty (60) days following the death of said Employee. If Employee shall not have filed a designation of beneficiary in writing with Employer at the time of his death, then Employer shall pay said total benefit to Employee's spouse, if living, and if not, to Employee's estate. Employer shall have the right to make any required withholdings from such payments.

5.  FUNDING OF BENEFIT
    Employee understands and acknowledges that all Deferred Compensation under Paragraph 1 of this Agreement shall be general

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unsecured obligations of Employer and that Employer shall have no obligation to set aside any amounts for the benefit of Employee in order to meet Employer's obligations under this Agreement, until said amounts become due and payable under this Agreement. Employer shall be entitled to set up such reserves as are required in order for Employer's financial statements to be in accordance with generally accepted accounting principles.

6.  NON-ASSIGNABILITY
    The rights and benefits of Employee hereunder and the rights and benefits of the person(s) who may be designated by Employee pursuant to the provisions of Paragraph 4 hereof, shall be personal to Employee and to such person(s), and no right or benefit hereunder shall be subject to voluntary or involuntary alienation, assignment, pledge, hypothecation or transfer, or become an asset in bankruptcy of such Employee or such person(s), or of any person claiming through or under them; and no such right or benefit shall be available or subject to the claims of any creditor of such Employee or such person(s), or any person claiming through or under them.

7.  GOVERNING LAW
    This Agreement shall be governed by and construed according to the laws of the State of Tennessee.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                 WYNN'S-PRECISION, INC.



                                                 By  /s/ JERRY L. MCFADDEN
                                                     -----------------
                                                     Jerry L. McFadden
                                                     Vice President-Finance


ATTEST:


/s/ LYNN WINFREE
-------------------
Lynn Winfree
Assistant Secretary


                                                     /s/  JAMES CARROLL
                                                     ---------------------
                                                         James Carroll




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